UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2008

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Our Chief Executive Officer and President, Armando Anido, our Chief Financial Officer, James Fickenscher, and our Vice President of Investor Relations and Corporate Communications, Will Sargent, will present to various investors in the remainder of the month of October and during the month of November 2008. A copy of the presentation materials is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. Mr. Anido and Mr. Fickenscher will first use this presentation during a one-on-one meeting on October 30, 2008. Mr. Anido is scheduled to give this presentation at 11:20 a.m. on Monday, November 3, 2008 at the Oppenheimer Healthcare Conference (the “Conference”) to be held November 3 and November 4, 2008 at The Waldorf-Astoria in New York City.

An audio feed of the presentation at the Conference will be simultaneously webcast on Auxilium’s web site at http://www.auxilium.com and archived for future review until on or about ninety days after the Conference. The presentation materials will also be available on Auxilium’s web site until on or about November 30, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Presentation materials to be used by Armando Anido, the Company’s Chief Executive Officer and President, James Fickenscher, the Company’s Chief Financial Officer, and Will Sargent, the Company’s Vice President of Investor Relations and Corporate Communications, during presentations in the remainder of the month of October and the month of November 2008..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: October 30, 2008	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq. Executive Vice President, General Counsel, Human Resources and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Presentation materials to be used by Armando Anido, the Company’s Chief Executive Officer and President, James Fickenscher, the Company’s Chief Financial Officer, and Will Sargent, the Company’s Vice President of Investor Relations and Corporate Communications, during presentations in the remainder of the month of October and the month of November 2008.